EXHIBIT 10.25

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made as of March 25, 2015, by and between CÜR Media, Inc. (the “Company”), and John A. Lack (“Mr. Lack” or the “Consultant”), to be effective as of January 28, 2015.

WHEREAS, Consultant has significant experience in the music industry and with digital technology; and

WHEREAS, Mr. Lack has been elected to serve as Chairman of the Company’s board of directors (the “Board”); and

WHEREAS, the Company desires to retain Consultant on a consulting basis to provide strategic advisory services to the Company, and Consultant desires and agrees to provide the Company with such services, in each case on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Engagement; Term; No Regulated Activity.

(a) The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide to the Company strategic advisory consultancy services, including, without limitation, the services described on Schedule A hereto (the “Services”). The Services will be provided on a non-exclusive basis, and the Company may retain other third parties to perform the Services or any similar services during the Term (as defined below). Consultant shall report directly the Company’s Chief Executive Officer.

(b)The Consultant agrees to devote such time and effort as is reasonable and adequate to render the Services contemplated by this Agreement. The Consultant represents and warrants to the Company that (i) he has the experience and ability as may be necessary to perform all the required Services with a high standard of quality, and (ii) all Services will be performed in a professional manner.

(c) Except if terminated pursuant to Section 3 hereof, this Agreement shall have a term (the “Term”) of twelve (12) months commencing January 28, 2015 (the “Effective Date”). At the conclusion of the Term, this Agreement will terminate and be of no further force and effect, unless renewed with the written agreement of the Company and the Consultant.

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2. Consideration.

(a) As consideration for Mr. Lack’s position as Chairman of the Board, and for the Services to be provided by Consultant to the Company hereunder, during the Term, the Company will pay to Consultant one hundred twenty five thousand dollars ($125,000) (the “Fee”). The Fee represents the total compensation payable and will be paid in monthly installments of $10,416.67.

(b) As further consideration for Mr. Lack’s position as Chairman of the Board, and for the Services to be provided by Consultant to the Company hereunder, the Company agrees to grant Mr. Lack 4-year non-qualified stock options to purchase 400,000 shares of the Company’s common stock (the “Options”), twenty five percent (25%) of which shall vest on the date which is one year from the date of grant, and the remainder of which shall vest pro rata on a monthly basis for the remaining term of the Options. Consultant acknowledges and understands that the Company does not currently have a sufficient number of stock options available under its 2014 Equity Incentive Plan (“2014 EIP”) to grant the number of Options that the Company is required to grant hereunder. The Company intends to promptly take all action necessary to obtain the stockholder approval required to amend the 2014 EIP, in conjunction with a future financing, to increase the Company’s number of available stock options so that the Company will have a sufficient number available to grant the Options. The exercise price for the Options will be equal to the fair market value for a share of the Company’s common stock on the date of the grant.

(c) In addition, the Company shall reimburse Mr. Lack for any pre-approved expenses directly related to his role as Chairman of the Board or in connection with the provision of the Services.

(d) Consultant shall be solely responsible for the payment of all federal, state and local taxes, withholdings and/or other assessments or deductions required to be paid by any applicable law or regulation based upon Consultant’s receipt of the consideration hereunder.

3. Termination. This Agreement may be terminated prior to the expiration of the Term in the manner described in this Section 3.

(a) Termination upon Death. The Agreement shall terminate immediately upon Consultant’s death.

(b) Termination upon Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Consultant, as hereafter defined, upon ten (10) days’ prior written notice to the Consultant during the continuance of the Disability.

(c) Termination by the Company without Good Cause. The Company shall have the right to terminate the Agreement without Good Cause, as hereinafter defined, upon thirty (30) days’ prior written notice to the Consultant.

(d) Termination by the Company for Good Cause. The Company shall have the right to immediately terminate the Agreement for Good Cause, as hereinafter defined, by written notice to the Consultant specifying the particulars of the circumstances forming the basis for such Good Cause.

(e) Termination Date. The "Termination Date" is the date as of which the Agreement terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

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(f) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) "Disability," as used herein, shall mean an inability by the Consultant to perform a substantial portion of the Services hereunder by reason of physical or mental incapacity or disability for a total of thirty (30) days or more in any consecutive period of sixty (60) days, as determined by the Board in its good faith judgment.

(ii) “Disparage,” as used herein, shall mean, without limitation, comments or statements to the press, any of the Company’s or its affiliates’ employees, or any person with whom the Company or any affiliate has a business relationship, which are designed to, or would reasonably be expected to, adversely affect in any manner the conduct of any of the Company’s or any of such affiliates’ business or the business or personal reputations of the Company, its affiliates, or any of the Company’s or its affiliates’ officers, directors, employees or shareholders.

(iii) "Good Cause," as used herein, shall mean (A) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to the Company; (B) conduct tending to bring the Company or any of its affiliates into substantial public disgrace or disrepute; (C) substantial and repeated failure to perform the Services; (D) negligence or willful misconduct with respect to the Company or any of its affiliates; (E) the Consultant Disparages (or induces or encourages others to Disparage) the Company, or (F) any material misrepresentation by the Consultant under this Agreement.

(g) Obligations of Company on Termination. Notwithstanding anything in this Agreement to the contrary, the Company's only obligations to the Consultant upon termination of the Agreement shall be to pay Consultant any portion of the Fee and/or unreimbursed expenses accrued but unpaid as of the date of such termination.

4. Independent Contractor. The relationship of Consultant with the Company hereunder is that of an independent contractor and Consultant shall not be considered an employee agent, partner, co-venturer or controlling person of the Company. In connection with the provision of the Services hereunder, the Consultant will not make any binding representations about the Company, nor shall it act as the Company’s agent, nor shall it have any right or authority whatsoever to propose or accept, in the name and on behalf of the Company, any representation, undertaking, guarantee, promise, agreement, contract or any other kind of an obligation.

5. Covenants of the Consultant.

(a) Confidentiality.

(i) The Consultant recognizes that the Consultant’s position with the Company is one of trust and confidence. The Consultant acknowledges that, the Company has devoted substantial time and effort and resources to developing the Company's Business, as hereafter defined, and that during the Term, the Consultant will necessarily become acquainted with confidential information relating to the Company’s Business, as hereafter defined, and trade secrets, processes, methods of operation and other information, which the Company regards as confidential and in the nature of trade secrets (collectively, "Confidential Information"). The Consultant acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the Confidential Information was improperly disclosed.

(ii) The Consultant recognizes that because of Consultant's access to the Company's Confidential Information, Consultant would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Consultant to be allowed to divulge any of the Confidential Information.

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(iii) The Consultant covenants and agrees that the Consultant will not, at any time during the term, or after the expiration or sooner termination of the Agreement, regardless of whether termination is initiated by either Consultant or the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Consultant or of which the Consultant has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Consultant, except and to the extent that such disclosure is necessary to carry out the Services. The Consultant further covenants and agrees that the Consultant shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential Information to any unauthorized, and the Consultant will not make use thereof in an independent business related to the business of the Company; provided, however, that the Consultant has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Consultant.

(iv) The Consultant agrees that, upon termination of the Agreement, for any reason whatsoever, or for no reason, and at any time, the Consultant shall return to the Company all papers, documents and other property of the Company placed in the Consultant’s custody or obtained by the Consultant during the Term which relate to Confidential Information, and the Consultant will not retain copies of any such papers, documents or other property for any purpose whatsoever.

(b) Non-Solicitation of Employees and Independent Contractors. Consultant will not, during the Term, and for one (1) year after the expiration or sooner termination of this Agreement, regardless of whether termination is initiated by either Consultant or the Company, for any reason, directly or indirectly (i) induce or attempt to induce any employee or full-time independent contractor of the Company to leave the employ or contracting relationship with the Company, or in any way interfere with the relationship between the Company and any employee or full-time independent contractor thereof, (ii) solicit for employment or as an independent contractor any person who was an employee or full-time independent contractor of the Company at any time during the Term, or (iii) induce or attempt to induce any customer, supplier or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier or other business relation and the Company.

(c) Work Product. The Consultant agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Company’s Business, or any business which the Company has taken significant action to pursue, and which are conceived, developed or made by the Consultant during the Term (any of the foregoing, hereinafter "Work Product"), belong to the Company. The Consultant will promptly disclose all such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

(d) No Conflict. The Consultant represents and warrants to the Company that the Consultant is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, or confidentiality agreement with any other person or entity or any other agreement which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder.

(e) Enforcement.

(i) The Consultant acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Consultant’s obligations under Sections 5(a) through 5(d) hereof. The Consultant therefore agrees that the provisions of Sections 5(a) through 5(d) shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement, and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company's rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from the Consultant, the Company shall be entitled, and the Consultant hereby consents, to the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Consultant. The Consultant's sole remedy in the event of any injunction or order shall be dissolution thereof, if warranted, upon duly held hearing in a court of competent jurisdiction. The Consultant hereby waives all claims for damages for wrongful issuance of any such injunction. The rights and remedies set forth in this Section 5(e) shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

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(ii) If at any time any of the provisions of this Section 5 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 5 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Consultant agrees that this Section 5, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

6. No Assignment. Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

7. Governing Law; Venue. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of Consultant and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted only in either New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Consultant and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process pursuant to the laws of the State of New York shall be deemed in every respect effective service of process upon Consultant or the Company, as the case may be.

8. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings between the parties with respect thereto, whether written or oral. In addition, any amendment or modification of this Agreement will only be effective or binding unless reduced to writing and executed by both parties hereto.

9. Execution and Counterparts. This Agreement may be executed in two counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[The remainder of this page is left blank intentionally. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have signed this Consulting Agreement on the date first above written.

CÜR Media, Inc.		John A. Lack

By:	/s/ Thomas Brophy	By:	/s/ John A. Lack
Name:	Thomas Brophy	Name:	John A. Lack
Title:	Founder & CEO	Title:

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Schedule A

Services

Consultant shall perform the following Services during the Term:

1.	Provide actionable feedback on development and execution of the Company’s brand, marketing and sales strategies.

2.	Using your contacts, introduce the Company to companies that could be potential strategic partners for the Company.

3.	Using your contacts, introduce the Company to companies that could be potential distribution partners for the Company.

4.	Provide actionable feedback on the design of the user interface and user experience of Company’s applications, including (amongst others) the Company’s music streaming application.

5.

Use existing relationships with music companies (labels and publishers), including Universal Music Group, Sony Music Entertainment, Warner Music Group (among others) to negotiate licensing arrangements for the Company.

6.	Advise on the selection and hire of senior executives for the Company.

7.	Assist the Company in its financing activities.

8.	Promote and champion the product via interviews and interactions with media, shareholders and all parties interested in CÜR’s products.

9.	Participate in meetings with investors and potential investors at the request of the CEO.

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